RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE VARIABLE PORTFOLIO - SELECT VALUE FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS

                                                 AFFIRMATIVE                                       WITHHOLD
    Kathleen Blatz                              21,462,848.38                                     601,054.81
    Arne H. Carlson                             21,461,453.11                                     602,450.08
    Patricia M. Flynn                           21,462,848.38                                     601,054.81
    Anne P. Jones                               21,462,848.38                                     601,054.81
    Jeffrey Laikind                             21,454,552.32                                     609,350.87
    Stephen R. Lewis, Jr.                       21,403,592.38                                     660,310.81
    Catherine James Paglia                      21,462,848.38                                     601,054.81
    Vikki L. Pryor                              21,395,296.32                                     668,606.87
    Alan K. Simpson                             21,462,848.38                                     601,054.81
    Alison Taunton-Rigby                        21,462,848.38                                     601,054.81
    William F. Truscott                         21,375,104.68                                     688,798.51

AMEND THE ARTICLES OF INCORPORATION TO PERMIT THE BOARD TO ESTABLISH THE MINIMUM ACCOUNT VALUE AND TO CHANGE THE NAME OF THE CORPORATION

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                   21,240,190.32                427,102.25              396,610.62                  0.00

APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE INVESTMENTS, LLC

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                   21,330,932.29                311,083.18              421,887.72                  0.00

APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

DIVERSIFICATION

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                   21,196,570.64                443,126.96              424,205.59                  0.00


LENDING

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                   21,139,993.84                530,426.16              393,483.19                  0.00


BORROWING

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                   20,899,668.25                740,029.35              424,205.59                  0.00

RESULTS OF MEETING OF SHAREHOLDERS

RIVERSOURCE VARIABLE PORTFOLIO - SMALL CAP VALUE FUND

REGULAR MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2006
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below. A vote is based on total dollar interest in a fund.

ELECTION OF BOARD MEMBERS

                                                AFFIRMATIVE                                      WITHHOLD
    Kathleen Blatz                             465,672,993.88                                  10,084,205.39
    Arne H. Carlson                            465,337,511.16                                  10,419,688.11
    Patricia M. Flynn                          466,070,846.78                                   9,686,352.49
    Anne P. Jones                              465,043,869.08                                  10,713,330.19
    Jeffrey Laikind                            465,104,650.83                                  10,652,548.44
    Stephen R. Lewis, Jr.                      465,804,527.94                                   9,952,671.33
    Catherine James Paglia                     465,607,908.04                                  10,149,291.23
    Vikki L. Pryor                             466,018,538.20                                   9,738,661.07
    Alan K. Simpson                            464,472,225.52                                  11,284,973.75
    Alison Taunton-Rigby                       465,725,450.79                                  10,031,748.48
    William F. Truscott                        465,623,358.20                                  10,133,841.07

AMEND THE ARTICLES OF INCORPORATION TO PERMIT THE BOARD TO ESTABLISH THE MINIMUM ACCOUNT VALUE AND TO CHANGE THE NAME OF THE CORPORATION

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                  454,823,462.34             12,322,522.31            8,611,214.62                  0.00

APPROVE AN INVESTMENT MANAGEMENT SERVICES AGREEMENT WITH RIVERSOURCE INVESTMENTS, LLC

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                  458,190,143.81              9,050,425.64            8,516,629.82                  0.00

APPROVE CHANGES IN FUNDAMENTAL INVESTMENT POLICIES

LENDING

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                  454,054,280.71             12,918,765.65            8,784,152.91                  0.00


BORROWING

                    AFFIRMATIVE                 AGAINST                  ABSTAIN             BROKER NON-VOTES
                  451,110,263.75             14,044,828.64           10,602,106.88                  0.00